November 16, 1995


VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

          Re:  South Jersey Industries, Inc.
               Post-Effective Amendment No. 2 to
               Form S-3 Registration Statement No. 33-53127

Ladies and Gentlemen:

          On behalf of South Jersey Industries, Inc. (the "Company"), pursuant to Item 101(a)(2)(i) of Regulation S-T, attached for filing under the Securities Act of 1933, as amended, in connection with the Company's Form S-3 Registration Statement No. 33-53127 (the "Registration Statement"), relating to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") is one electronically-formatted copy of Post-Effective Amendment No. 2 (the "Post-Effective Amendment") to the Registration Statement, together with all exhibits referred to in the Post-Effective Amendment as being filed therewith.

          The present filing amends the Registration Statement to make the following changes in the Plan:

          The period during which Common Stock is purchased by the Plan, which formerly began five business days before the dividend payment date, now begins two business days after the dividend declaration date, and ends, as it did before, on the 20th business day after each dividend payment date. Thus, the Plan may now purchase Common Stock for a period before the Plan receives dividends on each dividend payment date. The Plan will make these purchases with advances made by the Company. Each advance made by the Company will be repaid by the Plan, together with a charge equal to the Company's internal cost of funds for the amount and period of the advance. The advance and charge will be paid out of dividends received from the Company as soon as practical after each quarterly dividend payment date.

               Pursuant to Rule 464 of Regulation C, the Post-Effective Amendment becomes effective upon its filing with the Commission.

                                        Very truly yours,

                                        /s/ George L. Baulig

                                        George L. Baulig

As filed with the Securities and Exchange Commission on November 16, 1995

                                                  Registration No. 33-53127

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                 ___________


                       POST-EFFECTIVE Amendment No. 2

                                     to

                                  FORM S-3

                           REGISTRATION STATEMENT

                                    Under

                         THE SECURITIES ACT OF 1933

                                 ___________


                        SOUTH JERSEY INDUSTRIES, INC.
             (Exact name of registrant as specified in charter)

                Dividend Reinvestment and Stock Purchase Plan


         New Jersey                                           22-1901645
     (State of Incorporation)          (I.R.S. Employer Identification No.)



                   Number One South Jersey Plaza, Route 54
                          Folsom, New Jersey  08037
                               (609) 561-9000
        (Address and telephone number of principal executive offices)



                     Exhibit Index is on page II-4.

PROSPECTUS SUPPLEMENT
NOVEMBER 15, 1995
                        SOUTH JERSEY INDUSTRIES, INC.
                DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

          In October 1995 the Dividend Reinvestment and Stock Purchase Plan (the "Plan") of South Jersey Industries, Inc. (the "Company") was amended to lengthen the period during which the Plan acquires shares of the Company's Common Stock each quarter and to enable the Plan to purchase Common Stock prior to each quarterly dividend payment date with advances from the Company.

          As a result of this change, the answers to Questions 1, 7, 18, 19, 20, 22, 26 and 27 in the Plan Prospectus dated November 14, 1994 have been changed to read as follows:

  1. What is the purpose of the Plan?

     The purpose of the Plan is to provide the record holders of the Company's Common Stock and Eligible Employees with a simple, convenient and economical way of purchasing shares of Common Stock. The Plan is designed for all shareholders, no matter how large or small their holdings.

     Shares of Common Stock issued under the Plan will be purchased in the open market and may also be purchased from Participants withdrawing from the Plan who have requested the Plan Administrator to sell Common Stock from their Plan Account during the periods when the Plan is purchasing Common Stock ("Certain Withdrawing Participants"). The Company will not receive any proceeds from the purchase of Common Stock through the Plan.

  7. How will Common Stock be purchased under the Plan?

     Under the Plan, the Plan Administrator can purchase Common Stock on a Participant's behalf by making Automatic Purchases of Common Stock using the Participant's Common Stock dividends (either directly or in repayment of funds advanced by the Company for that purpose prior to a Dividend Payment
Date), by making Optional Purchases of Common Stock using such payments (subject to the limitations stated under Question 23) as the Participant forwards for that purpose ("Optional Payments"), or in the case of Eligible Employees, by making Payroll Deduction Purchases using the amounts collected from payroll deductions ("Payroll Deduction Payments"). The Plan Administrator will purchase Common Stock in the open market and may from time to time in its discretion purchase Common Stock directly from Certain Withdrawing Participants.

     All shares of Common Stock which the Plan Administrator purchases for a Participant under the Plan, whether through the automatic reinvestment of dividends, with Optional Payments or with Payroll Deduction Payments, will be credited to the Participant's Plan Account and held on his behalf by the Plan Administrator, unless other instructions are given. Thus, the shares purchased for a Participant under the Plan will be held separately from those shares of Common Stock which the Participant purchases (or has previously purchased) outside the Plan and holds in his own name.

  18.     When will Automatic Purchases be made?

     Automatic Purchases will be made quarterly, during the period beginning two business days after the dividend declaration date for that quarter through the 20th business day after such dividend payment date (an "Investment Period"). Purchases prior to the dividend payment date will be made with advances by the Company which will be repaid by the Plan as soon as practical after the dividend payment date. Historically, dividend payment dates for the Company's Common Stock have been January 2, March 31, June 30 and September 30 of each year. The dividend record dates corresponding to those dividend payment dates have historically been December 10, March 10, June 10 and September 10. To provide for automatic dividend reinvestment on a given dividend payment date, an Eligible Shareholder's Authorization Form must be received by the Plan Administrator at least ten business days prior to the dividend record date for that dividend payment date. If an Authorization Form is received by the Plan Administrator less than ten business days prior to the dividend record date, the pending dividend will be paid to the shareholder in cash and his instructions will be given effect starting with the next Common Stock dividend payment.

  19.     How will Automatic Purchases be made?

     The Company will designate a registered broker-dealer to act as an independent agent in the purchase of Common Stock under the Plan (the "Purchasing Representative") in the open market. The Purchasing Representative shall generally have full discretion as to all matters relating to such purchases, including determining the number of shares, if any, to be purchased on any day during the Investment Period or at any time of that day, the prices paid for such shares, the markets on which such purchases are made, and the persons (including other brokers and dealers) from or through whom such purchases are made. Brokerage commissions and service fees will be paid by the Company. The Plan Administrator may also purchase shares directly from Certain Withdrawing Participants.

  20. How will the price of shares purchased through Automatic Purchases be determined?

     The price of shares purchased with Automatic Purchases (and with Optional Payments as described below) will be the average cost of such shares, not including brokerage commissions, incurred in connection with the purchase of such shares during the applicable Investment Period. The price per share will be determined by dividing the cost of all shares purchased with Optional Payments and Automatic Purchases during the applicable Investment Period by the total number of shares purchased during such period. Shares purchased on the open market will be purchased at the price prevailing on the exchange where the purchase is executed. Shares purchased from Certain Withdrawing Participants will be purchased at a price per share equal to the average between the high and low prices of the Company's Common Stock on the business day preceding such purchase as published in the Wall Street Journal's New York Stock Exchange Composite Transaction list.

  22.     When may Optional Purchases be made?

     A Participant may make an Optional Purchase when enrolling in the Plan by enclosing his Optional Payment (a check or money order payable to "South Jersey Industries, Inc., Plan Administrator") with the Authorization Form and returning it to the Plan Administrator, and the Optional Payment will be invested in shares of Common Stock during the Investment Period relating to the next dividend payment date. Any initial payment submitted without an Authorization Form will be returned. After initial enrollment in the Plan, a Participant may make Optional Purchases as often as four times a year by sending his Optional Payment with an Optional Purchase form (the top portion of the quarterly statement) to the Plan Administrator.

     Any Optional Payments that a Participant submits to the Plan Administrator will be invested in shares of Common Stock once each quarter during the Investment Period relating to the dividend payment date for that quarter. No interest will be paid to any Participant on Optional Payments between the time the Plan Administrator receives them and the time they are invested. The earliest date that the Plan Administrator will accept Optional Payments for a given quarter (except for Optional Payments made at the time of initial enrollment in the Plan, as described in the preceding paragraph) is 30 business days prior to the dividend payment date for that quarter. Any payments received prior to that date (other than those made upon initial enrollment) will be returned to the Participant. The last time that the Plan Administrator will accept Optional Payments for a given quarter is the close of business on the fifth business day prior to the dividend payment date for that quarter. Any payments received after that date will be returned to the Participant. Participants are urged to submit their Optional Payments in accordance with these guidelines.

     If a Participant submits an Optional Payment, and then wishes to have it returned to him rather than invested, the Plan Administrator will not be obligated to return it unless a written request that it be returned is received no later than the close of business on the fifth business day prior to the Investment Period relating to the dividend payment date.

     A participant is not obligated to make an Optional Purchase each quarter.

  26.     When will Payroll Deduction Purchases be made?

     Payroll Deduction Purchases will be made monthly, during the period beginning on the fifth business day preceding the end of each month and ending on the 15th business day of the following month (the "Payroll Investment Period"), with the Payroll Deduction Payments for the preceding month. The price of shares purchased through Payroll Deduction Purchases will be the average cost of such shares, not including brokerage commissions, incurred in connection with the purchase of such shares during the applicable Payroll Investment Period. The price per share will be determined by dividing the cost of all shares purchased with Payroll Deduction Payments during the applicable Payroll Investment Period by the total number of shares purchased during that period.

  27.     Are any fees or expenses incurred by a Participant in the Plan?

     Participants will incur no brokerage commissions or administrative charges for purchases made through the Plan. However, brokerage commissions paid by the Company are considered by the Internal Revenue Service to be income to the recipient (see Question 35). There may be certain charges incurred upon a Participant's withdrawal from the Plan, which are described under Question 30.

     In order to permit the Plan to purchase all of the Common Stock it requires each quarter with the least disruption to the market, the Company will advance funds to enable the Plan to begin quarterly purchases before the Plan receives dividends on the dividend payment date. Those advances will be repaid by the Plan, together with an interest charge equal to the Company's internal cost of funds for the amount and period of such advance. This advance and interest charge will be paid out of dividends received from the Company as soon as practical after each quarterly dividend payment date. The interest charge will reduce the aggregate amount available to acquire Common Stock during the quarterly Investment Period, but will be offset by additional dividends received by the Plan on Common Stock it acquires each Investment Period prior to the dividend record date.

 This Prospectus Supplement modifies, and should be read in connection with, the Plan Prospectus dated November 14, 1994, and should be retained for future reference.
                 __________________________________________

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
        UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                 __________________________________________

         The date of this Prospectus Supplement is November 15, 1995

PROSPECTUS
                       SOUTH JERSEY INDUSTRIES , INC.
                DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                              _________________

     The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of South Jersey Industries, Inc. (the "Company") provides any record shareholder of the Company's Common Stock ("Common Stock") and Eligible Employees of the Company and its subsidiaries (as defined under Question 3) with a simple, convenient and economical way of purchasing additional shares of Common Stock without payment of any brokerage commission or service charge.

     Shareholders who participate in the Plan may choose one of the following options:

     1. A shareholder may have all or part of the cash dividends on his Common Stock automatically reinvested in additional Common Stock, and may also make optional cash payments for additional Common Stock. Limits on the optional cash payments are stated later in this Prospectus.

     2. A shareholder may continue to receive his dividends in cash, and may purchase Common Stock through optional cash payments, subject to the limitations stated later in this Prospectus.

     In addition to the options available to Shareholders, Eligible Employees may purchase Common Stock through payroll deductions.

     Shares of Common Stock offered through the Plan were previously purchased directly from the Company. The Plan has been amended to provide that shares of Common Stock offered through the Plan may be purchased on any securities exchange where the Common Stock is traded.

     The price of shares of Common Stock purchased under the Plan, whether with reinvested dividends, optional payments or payroll deductions, will be determined by dividing the total cost (not including brokerage commissions) of all shares purchased during the relevant investment period by the number of shares purchased during that investment period (the "Applicable Market Price").

     Shareholders who do not wish to participate in the Plan will receive dividends paid in cash, as usual. The Plan does not change the Company's dividend policy, which will continue to depend upon earnings, financial requirements and other factors.

   It is suggested that this Prospectus be retained for future reference.
                 __________________________________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.
                    _____________________________________

              The date of this Prospectus is November 14, 1994

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated in this Prospectus by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

     2. The description of Common Stock contained in the Company's Registration Statement on Form 8-B (File No.1-3990).

     In addition, all documents filed by the Company with the Commission after the date of this Prospectus pursuant to Sections 13, 14 and 15(d) of the 1934 Act, and prior to the termination of the offering made hereby, shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from their date of filing.

                           ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the 1934 Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices in Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and New York (7 World Trade Center, New York, New York 10048). Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street,
N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information can also be inspected at the New York Stock Exchange, 20 Broad Street, New York, N.Y. 10005 and the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, Pa. 19103, the two exchanges on which the Common Stock of the Company is listed.

     The Company intends to continue its present practice of issuing annual reports to shareholders, containing audited financial statements, and quarterly reports to shareholders, containing unaudited financial data.

     This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered hereby, and to which reference is hereby made. The Company will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any document incorporated by reference in this Prospectus or in the Registration Statement. Requests should be made to the Corporate Secretary of the Company at the address and telephone number of the Company set forth on the next page.

                        SOUTH JERSEY INDUSTRIES, INC.
                DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                                 THE COMPANY

     South Jersey Industries, Inc. is a diversified holding company, incorporated in New Jersey. Its principal subsidiary is a natural gas utility, South Jersey Gas Company. It also has a nonutility natural resources subsidiary, Energy & Minerals, Inc., a construction company subsidiary, R&T Group, Inc. and a non-regulated subsidiary that provides services for the acquisition and transportation of natural gas for industrial and commercial customers, South Jersey Energy Company. The Company is the issuer of the shares of Common Stock, par value $1.25 per share, offered under the Plan. The Company's general mailing address is Number One South Jersey Plaza, Route 54, Folsom, NJ 08037, and its telephone number is (609) 561-9000.

                           THE PLAN ADMINISTRATOR

     The Company will be responsible for administering the Plan. Its duties as plan administrator ("Plan Administrator") are described later in this Prospectus. All communications to the Plan Administrator should be directed to the following address and telephone number:

                    Plan Administrator
                    South Jersey Industries Dividend Reinvestment and Stock Purchase Plan
                    Number One South Jersey Plaza
                    Route 54
                    Folsom, NJ 08037
                    (609) 561-9000

                           PROVISIONS OF THE PLAN

     The following statements in question-and-answer form constitute the full provisions of the Dividend Reinvestment and Stock Purchase Plan of South Jersey Industries, Inc.

Purposes and Advantages

  1. What is the purpose of the Plan?

     The purpose of the Plan is to provide the record holders of the Company's Common Stock and Eligible Employees with a simple, convenient and economical way of purchasing shares of Common Stock. The Plan is designed for all shareholders, no matter how large or small their holdings.

     Shares of Common Stock issued under the Plan will be purchased in the open market. The Company will not receive any proceeds from the purchase of Common Stock through the Plan.

  2. What are the advantages of the Plan to participants?

     A shareholder or Eligible Employee who participates in the Plan ("Participant") will obtain the following advantages:

- -    Dividends paid on all or part of a Participant's shares of Common Stock will be automatically reinvested in shares of Common Stock ("Automatic Purchases") at the Applicable Market Price.

- -    A Participant may choose to make additional purchases of Common Stock
     ("Optional Purchases"), in addition to the amount purchased through automatic dividend reinvestment, at the Applicable Market Price, as long as the total amount of such Optional Purchases in any calendar year does not exceed $100,000.

- -    The Company will pay all brokerage fees or service charges for purchases under the Plan. Participants will incur no brokerage or service charges for purchases made by the Plan.

- -    A Participant will receive quarterly statements reporting his purchases of Common Stock, thus simplifying his investment record-keeping.

- -    The Plan allows a Participant flexibility in the amount of investments he wishes to make and the manner in which he wishes to make them. A Participant may choose to have Automatic Purchases made with all of his dividends or only a portion of them, he may make Optional Purchases in any amount (subject to the limitations stated above and under Question
     23), and he may vary the amounts of his purchases from time to time.

- -    Eligible Employees may also invest in the Company's Common Stock through automatic payroll deductions ("Payroll Deduction Purchases").

Participation

  3. Who is eligible to participate in the Plan?

     (a) Shareholders of record of the Company's Common Stock are eligible to participate in the Plan ("Eligible Shareholders"). Beneficial but not record owners of Common Stock (that is, persons whose shares are registered in names other than their own, such as in the name of a broker, trustee or bank nominee) must transfer into their own names those shares which they wish to be subject to automatic dividend reinvestment under the Plan.

     (b) All full time, regular employees of the Company or any of its subsidiaries ("Eligible Employees") are eligible to participate in the Plan. Eligible Employees are required to have first purchased at least one share of Common Stock in order to become Participants. See Question 11.

  4. How does an Eligible Shareholder participate?

     Anyone who is an Eligible Shareholder may join the Plan by completing an authorization form ("Authorization Form") and returning it to the Plan Administrator. Authorization Forms may be obtained by writing or calling the Company.

  5. When may an Eligible Shareholder join the Plan?

     An Eligible Shareholder may join the Plan at any time. However, the Authorization Form must be received by the Plan Administrator before certain recurring deadlines in order for the shareholder's dividends and any payments for Optional Purchases to be promptly invested. See Questions 18 and 22.

  6. How is a Plan Account opened?

     The Authorization Form is used to instruct the Plan Administrator to open an account for a Participant ("Plan Account") and to purchase Common Stock on the Participant's behalf. A Participant must furnish his Federal Tax identification number to the Plan Administrator when opening a Plan Account, and that tax identification number will not be accepted for more than one Plan Account.

  7. How will Common Stock be purchased under the Plan?

     Under the Plan, the Plan Administrator can purchase Common Stock in the open market on the Participant's behalf by making Automatic Purchases of Common Stock using the Participant's Common Stock dividends, by making Optional Purchases of Common Stock using such payments (subject to the limitations stated under Question 23) as the Participant forwards for that purpose ("Optional Payments"), or in the case of Eligible Employees, by making Payroll Deduction Purchases using the amounts collected from payroll deductions ("Payroll Deduction Payments").

     All shares of Common Stock which the Plan Administrator purchases for a Participant under the Plan, whether through the automatic reinvestment of dividends, with Optional Payments or with Payroll Deduction Payments, will be credited to the Participant's Plan Account and held on his behalf by the Plan Administrator, unless other instructions are given. Thus, the shares purchased for a Participant under the Plan will be held separately from those shares of Common Stock which the Participant purchases (or has previously purchased) outside the Plan and holds in his own name.

  8. How does a Participant specify the extent of his participation in the Plan?

     On the Authorization Form, a Participant will specify the extent of his participation in the Plan by selecting one of the following investment options:

             Full Dividend Reinvestment -- All of the shares of Common Stock held by the Participant outside the Plan will be subject to automatic dividend reinvestment; thus, the dividends on all such shares will automatically be reinvested in Common Stock at the Applicable Market Price. In addition, at his discretion, the Participant may make Optional Payments to be used for Optional Purchases of Common Stock at a price equal to the Applicable Market Price, subject to the limitations stated under Question 23.

             Partial Dividend Reinvestment -- Only the portion of the shares of Common Stock held by the Participant outside the Plan that he designates will be subject to automatic dividend reinvestment; thus, the dividends on only a portion of such shares will automatically be reinvested in Common Stock at the Applicable Market Price. The Participant will continue to receive cash dividends on his remaining shares. He may also, at his discretion, make Optional Payments to be used for Optional Purchases of Common Stock at a price equal to the Applicable Market Price, subject to the limitations stated under Question 23.

             Optional Purchases Only -- None of the shares of Common Stock held by the Participant outside the Plan will be subject to automatic dividend reinvestment; thus, the dividends on all such shares will be paid to him in cash, as usual. However, the Participant may, at his discretion, make Optional Payments to be used for Optional Purchases of Common Stock at a price equal to the Applicable Market Price, subject to the limitations stated under Question 23.

No matter which of the above options is chosen, all shares purchased under the Plan (regardless of whether they were Automatic Purchases, Optional Purchases or Payroll Deduction Purchases) and held in the Plan Account will be subject to automatic dividend reinvestment, and the dividends on all such shares will automatically be reinvested in Common Stock at the Applicable Market Price.

  9. May a Participant change the extent of his participation in the Plan after enrollment?

         Yes, a Participant may change investment options at any time by completing a new Authorization Form and returning it to the Plan
Administrator. However, the new Authorization Form must be received before certain recurring deadlines in order for the change in investment options to be given effect promptly. See Questions 18 and 22.

  10. How will certificates for new shares purchased under the Plan be issued?

         Normally, certificates for shares of Common Stock purchased under the Plan will not be issued to Participants, but will be held in the name of the Plan Administrator. Thus, Participants need not be responsible for the safekeeping of the certificates representing their Plan share purchases.
The number of shares credited to each Participant's Plan Account will be shown on his quarterly statement.

         A Participant may, however, request that all or part of the certificates representing shares purchased for him under the Plan be issued to him. To do so, a Participant must send a written request to the Plan Administrator. Only certificates for whole shares will be issued to Participants. If there are any fractions of whole shares in a Participant's Plan Account, certificates for those fractional shares will not be issued. Dividends on the shares for which certificates are issued to the Participant will be reinvested or paid in cash, as the Participant elects.

  11.     How does an Eligible Employee participate?

          An Eligible Employee may join the Plan at any time by completing an enrollment form (the "Enrollment Form") and an Authorization Form and returning them to the Company. Enrollment Forms and Authorization Forms may be obtained by request from the Company. An Eligible Employee need not be a registered holder of Common Stock but, by executing the Enrollment Form, agrees to have one share of Common Stock purchased on his behalf during the next Payroll Investment Period (as defined under Question 26) at the Applicable Market Price. Each Enrollment Form for an Eligible Employee who is not a registered shareholder must be accompanied by a check in an amount at least equal to the price of one share. Any amount in excess of the price of one share will be also used to purchase Common Stock. Payment for this first share of Common Stock may not be made from payroll deductions.

  12.     What does the Enrollment Form provide?

     The Enrollment Form allows each Eligible Employee to decide the extent of participation in the Plan by payroll deductions. By checking the appropriate box on the Authorization Form, Eligible Employees, as shareholders, may also elect to participate through reinvestment of dividends on shares held by them or through Optional Payments.

  13.     What about payroll deductions?

     Payroll deductions will be for an indefinite period. An Eligible Employee may specify on the Enrollment Form the weekly amount to be withheld from the Eligible Employee's pay. The minimum weekly deduction is $5.00 and the maximum deduction permitted is 10% of the Eligible Employee's base gross weekly pay. Payroll deductions for Eligible Employees who are not registered shareholders will begin as soon as practicable following purchase of the first share of Common Stock as provided under Question 11.

  14. How does an Eligible Employee change the amount of payroll deduction or method of participation?

     An Eligible Employee may change or terminate his deductions by giving written notice to the Company. The Enrollment Form may be used for this purpose. Any request for change in or termination of deductions will become effective as soon as practicable following receipt by the Company of such request. Any other method of participation in the Plan by an Eligible Employee may be changed as described herein generally for Participants in the Plan.

  15.     How may the Company's directors participate in the Plan?

     Directors of the Company who are eligible to receive cash fees for service on the Company's Board of Directors (i.e., those directors who are not employees of the Company or its subsidiaries) are eligible to participate in the Plan. These directors ("Eligible Directors") may participate through automatic deductions from their directors' fees.

     An Eligible Director may specify on the Enrollment Form the amount to be withheld from the Eligible Director's fee. The minimum deduction per fee received is $25.00 and the maximum deduction permitted is 100% of the Eligible Director's fee. Fee deductions for Eligible Directors will begin as soon as practicable following the receipt by the Company of an Enrollment Form and Authorization Form as provided under Question 11.

     In all other respects, an Eligible Director participates in the Plan in the same way as an Eligible Employee under the Plan.

Administration

  16.     What are the duties of the Plan Administrator?

     The Plan Administrator will establish a Plan Account for each Participant, will cause all purchases of shares of Common Stock to be made for each Participant, will credit those purchases to the Participant's Plan Account, will keep a record of all such purchases, will hold certificates for the purchased shares (unless otherwise instructed), and will send each Participant a quarterly statement of his Plan Account.

  17. How many shares of the Common Stock will be purchased for Participants?

     Each Participant's account will be credited with that number of shares (including fractional shares computed to four decimal places), equal to the amount invested for his account, divided by the average price per share of all purchases for all Participants during the Investment Period (as defined under Question 18) or Payroll Investment Period (as defined under Question
26), as applicable.

Automatic Purchases

  18.     When will Automatic Purchases be made?

     Automatic Purchases will be made quarterly, during the period beginning 5 business days prior to the dividend payment date for that quarter through the 20th business day after such dividend payment date (an "Investment Period"). Historically, dividend payment dates for the Company's Common Stock have been January 2, March 31, June 30 and September 30 of each year. The dividend record dates corresponding to those dividend payment dates have historically been December 10, March 10, June 10 and September 10. To provide for automatic dividend reinvestment on a given dividend payment date, an Eligible Shareholder's Authorization Form must be received by the Plan Administrator at least ten business days prior to the dividend record date for that dividend payment date. If an Authorization Form is received by the Plan Administrator less than ten business days prior to the dividend record date, the pending dividend will be paid to the shareholder in cash and his instructions will be given effect starting with the next Common Stock dividend payment.

  19.     How will Automatic Purchases be made?

     The Company will designate a registered broker-dealer to act as an independent agent in the purchase of Common Stock under the Plan (the "Purchasing Representative") in the open market. The Purchasing Representative shall generally have full discretion as to all matters relating to such purchases, including determining the number of shares, if any, to be purchased on any day during the Investment Period or at any time of that day, the prices paid for such shares, the markets on which such purchases are made, and the persons (including other brokers and dealers) from or through whom such purchases are made. Brokerage commissions and service fees will be paid by the Company.

  20. How will the price of shares purchased through Automatic Purchases be determined?

     The price of shares purchased in the open market with Automatic Purchases (and with Optional Payments as described below) will be the average cost of such shares, not including brokerage commissions, incurred in connection with the purchase of such shares during the applicable Investment Period. The price per share will be determined by dividing the cost of all shares purchased with Optional Payments and Automatic Purchases during the applicable Investment Period by the total number of shares purchased during such period.

  21. Will shares acquired through Automatic Purchases be subject to automatic dividend reinvestment?

     Yes. All dividends paid on shares acquired through Automatic Purchases, so long as the shares are held in the Participant's Plan Account, will be automatically reinvested in new shares of Common
Stock.  If certificates for shares acquired through Automatic
Purchases are issued to the Participant, the dividends paid on such shares will continue to be reinvested unless the Participant elects to have them paid in cash by changing his investment option.

Optional Purchases

  22.     When may Optional Purchases be made?

     A Participant may make an Optional Purchase when enrolling in the Plan by enclosing his Optional Payment (a check or money order payable to "South Jersey Industries, Inc., Plan Administrator") with the Authorization Form and returning it to the Plan Administrator, and the Optional Payment will be invested in shares of Common Stock during the Investment Period relating to the next dividend payment date. Any initial payment submitted without an Authorization Form will be returned. After initial enrollment in the Plan, a Participant may make Optional Purchases as often as four times a year by sending his Optional Payment with an Optional Purchase form (the top portion of the quarterly statement) to the Plan Administrator.

     Any Optional Payments that a Participant submits to the Plan Administrator will be invested in shares of Common Stock once each quarter during the Investment Period relating to the dividend payment date for that quarter. No interest will be paid to any Participant on Optional Payments between the time the Plan Administrator receives them and the time they are invested. The earliest date that the Plan Administrator will accept Optional Payments for a given quarter (except for Optional Payments made at the time of initial enrollment in the Plan, as described in the preceding paragraph) is 30 business days prior to the dividend payment date for that quarter. Any payments received prior to that date (other than those made upon initial enrollment) will be returned to the Participant. The last time that the Plan Administrator will accept Optional Payments for a given quarter is the close of business on the fifth business day prior to the dividend payment date for that quarter. Any payments received after that date will be returned to the Participant. Participants are urged to submit their Optional Payments in accordance with these guidelines.

     If a Participant submits an Optional Payment, and then wishes to have it returned to him rather than invested, the Plan Administrator will not be obligated to return it unless a written request that it be returned is received no later than the close of business on the fifth business day prior to the Investment Period relating to the dividend payment date.

     A participant is not obligated to make an Optional Purchase each quarter.

  23.     In what amounts may Optional Purchases be made?

     The amount of Optional Purchases may vary from quarter to quarter. The minimum Optional Purchase is $25 and Optional Purchases may not aggregate more than $100,000 in any calendar year. For purposes of this limitation, the Company reserves the right at any time and from time to time to aggregate all Plan Accounts under the common control or management of brokers, dealers and other institutional traders and to deem such Plan Accounts as one account. The full amount of any quarter's Optional Purchase for a Plan Account must be submitted to the Plan Administrator in a single payment. The Plan Administrator will purchase as many whole shares and fractional shares (computed to four decimal places) of Common Stock as can be purchased with the amount submitted.

  24. How will the price of shares purchased through Optional Purchases be determined?

     The price of shares purchased through Optional Purchases will be determined in the same manner as determined for Automatic Purchases. See Question 20.

     Optional Payments received from foreign Participants must be in United States dollars and will be invested in the same way as Optional Payments from other Participants.

  25. Will shares acquired through Optional Purchases be subject to automatic dividend reinvestment?

     Yes. All dividends paid on shares acquired through Optional Purchases, so long as the shares are held in the Participant's Plan Account, will be automatically reinvested in shares of Common Stock. If certificates for shares acquired through Optional Purchases are issued to the Participant, the dividends paid on such shares will continue to be reinvested unless the Participant elects to have them paid in cash by changing his investment option.

Payroll Deduction Purchases

  26.     When will Payroll Deduction Purchases be made?

     Payroll Deduction Purchases will be made monthly, during the period beginning on the fifth business day preceding the end of each month and ending on the 15th business day of the following month (the "Payroll Investment Period"), with the Payroll Deduction Payments for the preceding month. The price of shares purchased through Payroll Deduction Purchases will be the average cost of such shares, not including brokerage commissions, incurred in connection with the purchase of such shares in the open market during the applicable Payroll Investment Period. The price per share will be determined by dividing the cost of all shares purchased with Payroll Deduction Payments during the applicable Payroll Investment Period by the total number of shares purchased during that period.

Costs

  27.     Are any fees or expenses incurred by a Participant in the Plan?

     Participants will incur no brokerage commissions or administrative charges for purchases made through the Plan. However, brokerage commissions paid by the Company are considered by the Internal Revenue Service to be income to the recipient (see Question 35). There may be certain charges incurred upon a Participant's withdrawal from the Plan, which are described under Question 30.

Statements and Reports to Participants

  28.     What type of statements and reports will be sent to Participants?

     Each Participant will receive a statement of his Plan Account for each quarter. The statement will reflect the activity in the Participant's Plan Account for the year to date, including that quarter, and the balance in the Participant's Plan Account at the end of that quarter. Participants will also receive the same communications as other shareholders, including the Quarterly Reports to Shareholders, the Annual Report to Shareholders and the Notice of Annual Meeting and Proxy Statement. In addition, Participants will receive year-end statements showing total dividends paid on shares held outside the Plan and in their Plan Accounts.

Withdrawal and Termination

  29.     When and how may a Participant withdraw from the Plan?

     A Participant may withdraw from the Plan at any time by properly completing the tear off form on the back of his quarterly statement and sending it to the Plan Administrator. Eligible Employee Participants must also follow instructions under Question 14 to terminate payroll deductions. A Participant who withdraws from the Plan may not join again for 12 months unless the Company consents.

  30.     What happens when a Participant withdraws from the Plan?

     When a Participant withdraws from the Plan he will be issued a certificate representing all of the whole shares credited to his Plan Account, and he will receive a cash payment for any fraction of a share credited to his Plan Account.

     If a Participant's request to withdraw from the Plan is received at least ten business days prior to a dividend record date, the withdrawal will be processed before the record date and the Participant will receive the cash dividend paid on the dividend payment date. If the request to withdraw is received less than ten business days prior to a dividend record date, the cash dividend paid on the dividend payment date will be invested in Common Stock and the request for withdrawal will then be processed.

     If any Optional Payments or Payroll Deduction Payments are being held on a Participant's behalf at the time his request for withdrawal is received, the Plan Administrator will not be required to return them to him unless that request is received at least ten business days prior to the next dividend payment date. If the request is received less than ten business days prior to the next dividend payment date, the Optional Payments or Payroll Deduction Payments will be invested in Common Stock and the request for withdrawal will then be processed.

     Upon tendering notice of withdrawal from the Plan, a Participant may request that all whole shares credited to his Plan Account be sold. In such a case, he must have his signature on the withdrawal request guaranteed, in accordance with the instructions on the withdrawal request, by a commercial bank or trust company that is a member of the Federal Reserve System or by a member firm of a national securities exchange. The sale will be made as soon as practicable after receipt of his request. He will receive the proceeds of the sale, less the brokerage commission, any transfer tax and a handling charge for the transaction.

  31. May a Participant discontinue dividend reinvestment on shares held outside the Plan without withdrawing from the Plan?

     Yes, a Participant who wishes to discontinue the automatic reinvestment of the dividends on the shares he holds outside the Plan may do so without withdrawing from the Plan, by filing a request to change his investment option. The tear-off form on the back of his quarterly statement may be used for this purpose. However, the dividends on the shares held in his Plan Account will continue to be reinvested.

  32. What happens if a Participant sells the shares of Common Stock he holds outside the Plan?

     If a Participant sells all of the shares of Common Stock he holds outside the Plan, the Company will continue to reinvest the dividends on the shares held in his Plan Account, unless instructed otherwise. However, if less than one whole share is held in his Plan Account at the time the shares he holds outside the

Plan are sold, the Participant will receive a cash payment for his fractional share and his Plan Account will be closed.

     If a Participant who has chosen partial dividend reinvestment as his investment option sells a portion of the shares of Common Stock he holds outside the Plan, the shares which are sold will be considered, to the extent possible, to have been those not subject to dividend reinvestment, and the shares which are retained will be considered to have been those subject to dividend reinvestment and will continue to be subject to such reinvestment.

 33. What happens if the Company terminates the Plan?

     If the Company terminates the Plan, the provisions listed under Question 30 will apply, substituting the date of the termination of the Plan for the date the Participant's withdrawal request is received.

Rights Offerings and Share Distributions

 34. What happens if the Company makes a rights offering or share distribution?

     In the event the Company makes a rights offering of any of its securities to shareholders of Common Stock, the Plan Administrator will promptly sell on the open market the rights attributable to all of the shares held in Participants' Plan Accounts. The Plan Administrator will then proportionally credit each Participant's Plan Account with the proceeds of that sale, and those proceeds will be invested as Optional Payments at the time of the next Common Stock dividend. All Participants will be notified by the Company of any such rights offering. Therefore, any Participant who wishes to exercise his rights with respect to shares held in his Plan Account will be required to instruct the Plan Administrator to withdraw the Participant's Plan shares from the Plan prior to the record date for the rights distribution.

     Any dividend payable in Common Stock or any split shares, to the extent attributable to shares held in a Participant's Plan Account, will be added to that Participant's Plan Account. Any dividend payable in Common Stock or any split shares, to the extent attributable to shares held by a Participant outside the Plan, will be mailed directly to the Participant in the same manner as to shareholders who are not participating in the Plan.

Taxes

  35. What are the Federal income tax consequences of participation in the Plan?

     The Company believes that the Federal income tax consequences of participating in the Plan will be as follows:

     (1) Participants who purchase shares pursuant to Automatic Purchases will be treated for Federal income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the cash dividend paid by the Company plus the amount of any brokerage commissions paid by the Company. Participants who purchase shares with Optional Payments or Payroll Deduction Payments will be treated as having received a taxable dividend in the amount of any brokerage commissions paid by the Company.

     (2) The tax basis for determining gain or loss upon any subsequent sale of shares purchased pursuant to the Plan will equal (a) the amount treated as a dividend in the case of shares purchased pursuant to Automatic Purchases and (b) the amount of the Optional Payments or Payroll Deduction Payments used to purchase shares pursuant to the Plan; in either (a) or (b) above, each will be increased by the amount of any brokerage commissions paid by the Company treated as a dividend.

     (3) A Participant's holding period for shares acquired pursuant to the Plan will begin on the day following the credit of such shares to such Participant's account.

     In the case of shareholders who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, the Plan Administrator will reinvest an amount equal to the dividends of such Participants, less the amount of tax required to be withheld. The quarterly statements confirming purchases made for such Participants will indicate the net dividend payment reinvested.

  36. What information will be provided to Participants for income tax purposes?

     As previously indicated under Question 28, each Participant will receive quarterly statements advising him of his purchases of shares of Common Stock. These statements should be retained for income tax purposes.

  37.     Should Participants consult with their own tax advisers?

     Yes. Participants should consult with their own tax advisers for more information regarding the Federal, state and local tax consequences of participation in the Plan.

Other Information

  38. How will a Participant's shares held under the Plan be voted at meetings of shareholders?

     Each Participant's Plan shares will automatically be voted in the same manner that his shares held outside the Plan are voted, either by proxy or in person. Matters involving written consents will also be handled in the same way. If a Participant no longer holds shares outside the Plan, but shares remain in his Plan Account, those remaining shares will be voted in accordance with instructions received from the Participant. If no instructions are received, they will not be voted.

  39. May shares held in a Participant's Plan Account be pledged or assigned?

     Shares credited to a Participant's Plan Account may not be pledged or assigned, and any such purported pledge or assignment will be void. If a Participant wishes to pledge or assign such shares, he must first request that a certificate for them be issued in his name.

  40.     Who interprets and regulates the Plan?

     The Company reserves the sole right to interpret and regulate the Plan.

  41.     May the Plan be terminated, suspended or amended?

     The Company may, in its sole discretion and by written notice, terminate at any time any Participant's participation in the Plan. The Company may at any time and for any reason terminate or suspend the Plan, or amend any provision of the Plan, and if it does so, it will send written notice to all Participants. All notices will be mailed to each Participant's address as shown on the Company's records. The Company reserves the right to resign as Plan Administrator, and to appoint a successor.

  42.     What are the responsibilities of the Company and the Plan
Administrator?

     In acting under the terms and conditions of the Plan as described in this Prospectus, neither the Company nor the Plan Administrator (if other than the Company) shall be liable for any act done in good faith or for any good faith omission to act including, without limitation, any failure, prior to receipt by the Plan Administrator of notice in writing of the death of a Participant, to terminate a Plan Account by reason of such death. In addition, neither the Company nor the Plan Administrator (if other than the Company) shall be liable with respect to the prices at which shares are purchased or sold for any Participant's Plan Account or the times when such purchases or sales are made or with respect to any fluctuation in the market value before or after such purchases or sales of shares.

                      MARKET PRICE RANGE AND DIVIDENDS

     The Common Stock is traded on the New York and Philadelphia Stock Exchanges. The following table shows the reported high and low sale prices per share of Common Stock on the composite tape, and dividends declared per share, for the periods indicated:

                                Price Range*

Year                       High    Low            Dividends Declared*

1989                       23 3/8  18                    1.358

1990                       21      16 7/8                1.402

1991                       20 3/4  17 3/4                1.412

1992    First Quarter      21 3/8  19 1/2                .353
        Second Quarter     21 3/4  19 1/2                .353
        Third Quarter      23 3/8  21 1/8                .353
        Fourth Quarter     23 5/8  22 1/4                .353

1993    First Quarter      26      22 1/4                .353
        Second Quarter     25 1/2  23 5/8                .360
        Third Quarter      27 1/2  24 1/8                .360
        Fourth Quarter     25 3/4  22 7/8                .360

1994    First Quarter      24      21 1/4                .360
        Second Quarter     22 1/8  17 3/4                .360
        Third Quarter      19 1/4  16 5/8                .360

*Reflects the two percent stock dividend on the Common Stock declared on January 22, 1993.

                                LEGAL OPINION

     Legal matters in connection with the authorization and issuance of the shares of Common Stock offered hereby, and the Federal income tax consequences of participation in the Plan (discussed under Question 35), have been passed upon by Dechert Price & Rhoads, Philadelphia, Pa.

                                   EXPERTS

     The consolidated financial statements and related financial statement schedules incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                                      CONTENTS

Incorporation of Certain Documents
  by Reference ...................................................... 2
Additional Information .............................................. 2
The Company ......................................................... 3
The Plan Administrator .............................................. 3
Provisions of the Plan .............................................. 3
  Purposes and Advantages ........................................... 3
  Participation ..................................................... 4
  Administration .................................................... 7
  Automatic Purchases ............................................... 8
  Optional Purchases  ............................................... 9
  Payroll Deduction Purchases ....................................... 10
  Costs ............................................................. 10
  Statements and Reports to
    Participants  ................................................... 10
  Withdrawal and Termination ........................................ 11
  Rights Offerings and
    Share Distributions ............................................. 12
  Taxes ............................................................. 12
  Other Information ................................................. 13
Market Price Range and Dividends .................................... 15
Legal Opinion ....................................................... 15
Experts ............................................................. 15




                                SOUTH JERSEY
                              INDUSTRIES, INC.



                                Common Stock
                              ($1.25 Par Value)





                                 PROSPECTUS





                            Dividend Reinvestment
                           and Stock Purchase Plan



                              November 14, 1994

                        SOUTH JERSEY INDUSTRIES, INC.


Part II.  Information not Required in Prospectus

Item 16.  Exhibits Filed Herewith

Exhibit No. in
Post-Effective                                     Sequentially Numbered
Amendment No. 2                                    Pages in Post-Effective
to Registration                                    Amendment No. 2 to
Statement           Exhibit Description            Registration Statement

     2              Dividend Reinvestment          Not Applicable
                    and Stock Purchase Plan
                    (as set forth in the
                    prospectus and the prospectus
                    supplement)

     23(a)          Consent of Deloitte
                    & Touche LLP

     23(b)          Consent of Dechert
                    Price & Rhoads

     24 Power of Attorney of Directors Not Applicable and Officers of the Company
                    (Exhibit 24 to the Company's
                    Form S-3, SEC File Number 33 -
                    53127), is incorporated herein
                    by reference.

                                 SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to its Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Folsom, State of New Jersey, on November 15, 1995.



                                   SOUTH JERSEY INDUSTRIES, INC.


                                   By /s/ Gerald S. Levitt
                                      Gerald S. Levitt,
                                      Vice President and Chief
                                      Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

     Signature                 Title                            Date

*William F. Ryan        President, Chief Executive       November 15 , 1995
                           Officer and Director
                        (Principal Executive Officer)

 /s/ Gerald S. Levitt     Vice President and Chief       November 15, 1995
Gerald S. Levitt             Financial Officer
                        (Principal Financial Officer)

*Richard B. Tonielli             Treasurer               November 15, 1995
                        (Principal Accounting Officer)





*By /s/ Gerald S. Levitt
   Gerald S. Levitt,
   Attorney-in-fact

    Signature                      Title            Date

*Frank L. Bradley, Jr.             Director )
                                            )
*Richard L. Dunham                 Director )
                                            )
*W. Cary Edwards                   Director )
                                            )
*Thomas L. Glenn, Jr.              Director )
                                            )
*Clarence D. McCormick             Director )
                                            )
*Peter M. Mitchell                 Director )       November 15, 1995
                                            )
*Jackson Neall                     Director )
                                            )
*Shirli M. Vioni                   Director )
                                            )
*Vincent E. Hoyer                  Director )
                                            )
*Herman D. James                   Director )
                                            )
*Marilyn Ware Lewis                Director )




*By /s/ Gerald S. Levitt
   Gerald S. Levitt,
   Attorney-in-fact

                                Exhibit Index



                 Exhibit Numbers are in accordance with the Exhibit Table in Item 601 of Regulation S-K


   Exhibit No.  Exhibit Description     Page No. of Registration Statement


    2           Dividend Reinvestment         Not Applicable
                and Stock Purchase Plan
                (as set forth in the
                prospectus and the
                prospectus supplement)

   23(a)        Consent of Deloitte &
                Touche LLP


   23(b)        Consent of Dechert Price
                & Rhoads


   24           Power of Attorney of          Not Applicable
                Directors and Officers
                of the Company (Exhibit
                24 to the Company's Form
                S-3, SEC File Number
                33-53127), is incorporated
                herein by reference

                                                    Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 33-53127 of South Jersey Industries, Inc. on Form S-3 of our reports dated February 15, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of South Jersey Industries, Inc. and subsidiaries for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
November 13, 1995

                                                           Exhibit 23 (b)



                             CONSENT OF COUNSEL


We hereby consent to the reference to us under the heading "Legal Opinion" in the Prospectus included in this Post-Effective Amendment No. 2 to Registration Statement No. 33-53127 of South Jersey Industries, Inc. on Form S-3.


/s/ Dechert Price & Rhoads

DECHERT PRICE & RHOADS


November 15, 1995